EXHIBIT 99.2
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of November 27, 2007, by and between Camden Property Trust, a Texas real estate investment trust (the “Company”), and  _____  (“Executive”).
WHEREAS, the Company and Executive have entered into an Employment Agreement, dated as of  _____  (the “Employment Agreement”);
WHEREAS, the Company and Executive desire to amend the Employment Agreement, effective as of January 1, 2008, to comply with Section 409A of the Code as set forth herein.
NOW, THEREFORE, the Company and Executive agree as follows:
1. Payment of Severance Benefit upon Termination For Reason Other Than For Cause. The following is added as the second sentence of the first paragraph of Section 8(a) of the Employment Agreement:
“Such severance payment shall be paid to the Executive within five business days of termination, but in no later than March 15 of the year following the date of termination.”
2. Payment of Severance Benefit. The first sentence of the third paragraph of Section 8(d) of the Employment Agreement is amended and restated to read in its entirety as follows:
“Following the occurrence of a Change of Control as defined in Section 2(e), the Severance Benefit shall automatically become fully vested in favor of the Executive and the Company shall transfer an amount equal to the Severance Benefit into an irrevocable trust, commonly referred to as a rabbi trust (the “Rabbi Trust”), for accumulating and holding funds or assets of the Company to be used solely for the purpose of paying such Severance Benefit. Neither Executive nor his beneficiaries shall be deemed to have any legal or equitable interest in any specific assets of the Company or in the assets of the Rabbi Trust, nor any preference or priority over the rights of any general unsecured creditor of the Company. The funds and assets of the Rabbi Trust shall remain subject to the claims of creditors of the Company in the event of insolvency of the Company. The Severance Benefit shall be payable in a single lump sum in immediately available funds, in United States Dollars, on the first business day following the date that is six months after the date of the Executive’s separation from service, as defined in Code Section 409A(a)(2)(A)(i) and guidance issued thereunder.”
3. Successors and Assigns. Section 14 of the Employment Agreement is amended and restated to read in its entirety as follows:

“This Agreement may not be assigned by the Executive without the prior written consent of the Company, and may be assigned by the Company and shall be binding upon, and inure to the benefit of, the Company’s successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as defined above and any successor to its business and/or assets that assumes and agrees to perform this Agreement by operation of law, or otherwise.”
4. Effective Date. The provisions of this Amendment shall be effective commencing as of January 1, 2008.
5. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Employment Agreement.
6. Ratification. Except as otherwise expressly provided in this Amendment, the Employment Agreement is hereby ratified and confirmed and shall continue in full force and effect in accordance with its terms.
7. Counterparts. This Amendment may be executed in identical counterparts, which when taken together shall constitute one and the same instrument. A counterpart transmitted by facsimile shall be deemed an original for all purposes.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

CAMDEN PROPERTY TRUST

By:

Name:
Title:

EXECUTIVE

Name:

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